Exhibit 99.1

FOR IMMEDIATE RELEASE September 2, 2020

Sorrento ANNOUNCES THE CLOSING OF ITS ACQUISITION OF SmartPharM to build next generation g-mab-encoded plasmid dna for cost-efficient and in vivo production of antibody therapeutics in patients

SAN DIEGO and BOSTON, September 2nd, 2020 /GlobeNewswire/ -- Sorrento Therapeutics, Inc. (Nasdaq: SRNE, “Sorrento”) and SmartPharm Therapeutics, Inc. (“SmartPharm”) announced today that Sorrento has completed the acquisition of SmartPharm, a gene-encoded protein therapeutics company developing non-viral DNA and RNA gene delivery platforms for COVID-19 and rare diseases with broad potential application in enhancing any antibody-centric therapeutics.

The platform in synergy with Sorrento’s industry-leading fully human G-MAB™ antibody library has the potential to be the engine for the next-generation, cost-effective in vivo production of antibody therapeutics in patients. By encoding the antibody sequence into a plasmid, a single injection into someone’s muscle could potentially lead the person to make their own antibodies in vivo for months, instead of relying on repeat administrations of an externally manufactured antibody.

“We are very encouraged by the preclinical data generated thus far by our STI-2020dna plasmid candidate against COVID-19,” said Henry Ji, Ph.D., CEO of Sorrento Therapeutics. “But beyond STI-2020dna the integration of the plasmid DNA technology with our existing antibody products has the potential to make antibody therapy much more accessible and affordable for patients, and is applicable to a multitude of indications ranging from cancer to infectious diseases.”

The current SmartPharm R&D and senior management team will remain in place and is expected to integrate into the Sorrento research, development, and corporate infrastructure.

The merger was completed on September 1, 2020 and at such time, SmartPharm became a wholly owned subsidiary of Sorrento. The total value of the consideration payable to the holders of capital stock of SmartPharm in the merger was $19.4 million, subject to certain adjustments for net working capital, indebtedness, transaction expenses and cash. Upon completion of the merger, SmartPharm stockholders became entitled to receive an aggregate of approximately 1.76 million shares of Sorrento common stock based on a price per share equal to $10.60.

About SmartPharm Therapeutics

SmartPharm Therapeutics, Inc. is a privately held, development stage biopharmaceutical company focused on developing next-generation, non-viral gene therapies for the treatment of serious or rare diseases with the vision of creating “Biologics from Within.” SmartPharm is currently developing a novel pipeline of non-viral, gene-encoded proteins for the treatment of conditions that require biologic therapy such as enzyme replacement and tissue restoration. SmartPharm commenced operations in 2018 and is headquartered in Cambridge, MA, USA. For more information, please visit www.smartpharmtx.com.

About Sorrento Therapeutics, Inc.

Sorrento is a clinical stage, antibody-centric, biopharmaceutical company developing new therapies to turn malignant cancers into manageable and possibly curable diseases. Sorrento's multimodal, multipronged approach to fighting cancer is made possible by its extensive immuno-oncology platforms, including key assets such as fully human antibodies ("G-MAB™ library"), clinical stage immuno-cellular therapies ("CAR-T", "DAR-T™"), antibody-drug conjugates ("ADCs"), and clinical stage oncolytic virus ("Seprehvir™"). Sorrento is also developing potential coronavirus antiviral therapies and vaccines, including COVIDTRAP™, ACE-MAB™, COVI-MAB™, COVI-GUARD™, COVI-SHIELD™ and T-VIVA-19™; and diagnostic test solutions, including COVI-TRACK™ and COVI-TRACE™. Sorrento's commitment to life-enhancing therapies for patients is also demonstrated by our effort to advance a first-in-class (TRPV1 agonist) non-opioid pain management small molecule, resiniferatoxin ("RTX"), and ZTlido® (lidocaine topical system) 1.8% for the treatment of post-herpetic neuralgia. RTX is completing a phase IB trial for intractable pain associated with cancer and a phase 1B trial in osteoarthritis patients.  ZTlido® was approved by the FDA on February 28, 2018.

For more information, visit www.sorrentotherapeutics.com

Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting contain forward-looking statements related to Sorrento Therapeutics, Inc., under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding the potential effects that the acquisition of SmartPharm may have on Sorrento’s business and product candidate pipeline; the data read-outs related to ongoing studies for COVID-19 using antibodies and gene-encoded antibodies; the potency and potential therapeutic capabilities of gene-encoded antibodies and STI-2020dna, and their respective impact on SARS-CoV-2; the expected length of any therapeutic benefit or antiviral protection provided by gene-encoded antibodies and STI-2020dna; the potential administration and applications for a range of disease indications of gene-encoded antibodies and STI-2020dna, alone or in combination; the status of preclinical testing for STI-1499 and STI-2020dna; the therapeutic potential of gene-encoded antibodies, and STI-2020dna for SARS-CoV-2 and COVID-19; the potential costs and cost-effectiveness associated with STI-2020dna and other DNA plasmids; Sorrento’s ability to produce antibody candidates against pathogens and cancer cells; Sorrento’s ability to transition from product development to full scale manufacturing and commercialization; Sorrento’s ability to advance SmartPharm’s non-viral gene therapy technology and its gene-encoded platform technology; Sorrento’s ability to combine SmartPharm’s technology with Sorrento’s technology and manufacturing capabilities; and Sorrento’s potential position in the biopharmaceutical industry. Risks and uncertainties that could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: risks related to Sorrento's technologies and prospects with newly acquired technologies, including the acquisition of SmartPharm and the utilization of SmartPharm’s Gene-Encoded Therapeutics (GET) platforms for the treatment and prevention of coronavirus infections and other pathogens and cancer cells; risks related to seeking regulatory approvals and conducting clinical trials; the clinical and commercial success of the treatment and prevention of coronavirus infections using gene-encoded antibodies; the viability and success of using gene-encoded antibodies for treatments in anti-viral therapeutic areas, including coronavirus; clinical development risks, including risks in the progress, timing, cost and results of clinical trials and product development programs; risk of difficulties or delays in obtaining regulatory approvals; risks that prior study and trial results may not be replicated in future studies and trials; risks that clinical study results may not meet any or all endpoints of a clinical study and that any data generated from such studies may not support a regulatory submission or approval; risks related to seeking regulatory approvals and conducting clinical trials; risks of manufacturing drug product; risks related to leveraging the expertise of its employees, subsidiaries, affiliates and partners to assist the company in the execution of its strategies; risks related to the global impact of COVID-19 and other risks that are described in Sorrento's most recent periodic reports filed with the Securities and Exchange Commission, including Sorrento's Annual Report on Form 10-K for the year ended December 31, 2019, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

# # #

Page | 2

Media and Investor Relations

Contact: Alexis Nahama, DVM (SVP Corporate Development)

Telephone: 1.858.203.4120

Email: mediarelations@sorrentotherapeutics.com

# # #

Sorrento® and the Sorrento logo are registered trademarks of Sorrento Therapeutics, Inc.

G-MAB™, COVI-GUARDTM, COVI-SHIELD™, COVIDTRAP™, T-VIVA-19™, COVI-MAB™, ACE-MABTM, COVI-TRACK™, and COVI-TRACE™ are trademarks of Sorrento Therapeutics, Inc.

ZTlido® is a trademark owned by Scilex Pharmaceuticals Inc.

All other trademarks are the property of their respective owners.

© 2020 Sorrento Therapeutics, Inc. All Rights Reserved.

Page | 3